Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100771 on Form S-8 of the Modine Manufacturing Company of our report dated June 25, 2010 appearing in this Annual Report on Form 11-K of the Modine 401(k) Retirement Plan for Hourly Employees for the year ended December 31, 2009.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 25, 2010